UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40304	46-3681866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4545 Airport Way

Denver, CO 80239

(Address of principal executive offices) (Zip Code)

(720) 374-4490

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ULCC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2023, the Board of Directors of Frontier Group Holdings, Inc. (the “Company”) promoted Jimmy Dempsey, who currently serves as Executive Vice President and Chief Financial Officer, to the position of President, and Mark Mitchell, who currently serves as Vice President, Finance and Investor Relations, to the position of Senior Vice President and Chief Financial Officer. Barry Biffle will continue to serve as the Company’s Chief Executive Officer.

Mr. Dempsey, age 48, has served as the Company’s Executive Vice President and Chief Financial Officer since December 2019 and as the Company’s Chief Financial Officer since May 2014. From July 2006 to April 2014, Mr. Dempsey served as treasurer at Ryanair Holdings PLC. From 2003 to 2006, Mr. Dempsey served as head of investor relations at Ryanair. Prior to this, Mr. Dempsey served in various roles with PricewaterhouseCoopers from 2000 to 2003.

Mr. Mitchell, age 50, has served as the Company’s Vice President, Finance and Investor Relations since February 2022 and previously served as the Company’s Chief Accounting Officer since September 2015. From February 2007 to September 2015, Mr. Mitchell served in various leadership capacities for Starwood Hotels and Resorts Worldwide, Inc., or SHRW, a hotel and leisure company, including serving as the vice president, accounting from 2013 to 2015 and as the controller for Starwood Vacation Ownership, Inc., the timeshare brand of SHRW, from 2007 to 2015. Prior to this, Mr. Mitchell served in various controllership capacities at Equitable Resources, Inc. and HD Supply, Inc. from 2002 to 2006 and also held various roles at Deloitte LLP from 1995 to 2002, including audit manager.

In connection with his appointment as President, Mr. Dempsey’s annual base salary was increased to $625,000 and his target annual cash incentive opportunity was increased to 100% of his base salary. Mr. Dempsey is also eligible for a promotion grant of restricted stock units with a grant date fair value of $750,000, vesting as to one-third of the shares on each annual anniversary of the promotion date, subject to his continuing employment by the Company.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Mitchell’s annual base salary was increased to $465,000 and his target annual cash incentive opportunity was increased to 70% of his base salary. Mr. Mitchell is also eligible for a promotion grant of restricted stock units with a grant date fair value of $500,000, vesting as to one-third of the shares on each annual anniversary of the promotion date, subject to his continuing employment by the Company.

These promotion grants of restricted stock units are in addition to the annual grants of restricted stock units that all executives, including Messrs. Dempsey and Mitchell, are eligible to receive.

There are no arrangements or understandings between Messrs. Dempsey or Mitchell and any other person pursuant to which they were promoted to their roles, there are no family relationships between Messrs. Dempsey or Mitchell and any director or executive officer of the Company, and they have no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER GROUP HOLDINGS, INC.

Date: October 19, 2023	By:	/s/ Howard M. Diamond
Howard M. Diamond
General Counsel and Secretary